August 11, 2011

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Angie Freeman, vice president of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS, August 11, 2011 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced that its Board of Directors today declared a regular quarterly cash dividend of 29 cents ($0.29) per share, payable on October 3, 2011, to shareholders of record on September 2, 2011.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of August 11, 2011, there were approximately 164,909,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 36,000 customers through a network of 232 offices in North America, Europe, Asia, South America, the Middle East, and Australia. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2010 total revenues of $9.3 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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